HireRight Reports Fourth Quarter 2021 Results
– Revenues Grew 32% over Prior Year –
– Raised More than $390 Million in Net Proceeds from Initial Public Offering –
– Announces Full-year Guidance for 2022 –

Nashville, Tenn. — March 21, 2022 – HireRight Holdings Corporation (the "Company") (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its fourth quarter and year ended December 31, 2021. The Company completed its IPO in November 2021.

Fourth Quarter 2021 Highlights Compared to Fourth Quarter 2020:

•Revenues of $198.5 million increased 32.3% from $150.1 million
•Operating income of $7.3 million improved from operating loss of $0.2 million
•Net loss of $13.0 million improved from net loss of $19.1 million
•Adjusted net income of $22.7 million improved from adjusted net loss of $3.2 million
•Earnings (loss) per share ("EPS") of $(0.18) improved compared to loss per share of $(0.33)
•Adjusted Diluted EPS of $0.32, up from Adjusted Diluted EPS of $(0.06)

Full Year 2021 Highlights Compared to Full Year 2020:

•Revenues of $730.1 million increased 35.1% from $540.2 million
•Operating income of $56.7 million improved from operating loss of $12.1 million
•Net loss of $21.3 million improved from net loss of $92.1 million
•Adjusted net income of $75.3 million improved from adjusted net loss of $0.9 million
•Earnings (loss) per share ("EPS") of $(0.35) compared to EPS of $(1.61)
•Adjusted Diluted EPS of $1.24, up from Adjusted Diluted EPS of $(0.02)

“We completed a transformational year on a high note with record results and growing demand for our services following our initial public offering,” said HireRight President and CEO Guy Abramo. “We grew fourth quarter revenues 32% over the prior year period, and both Adjusted EBITDA and Adjusted EPS more than doubled. The strength of our leadership in this industry continues to be evidenced through our marquee customer base in the healthcare, technology, financial services and transportation industries. We are trusted by the leading companies in each of those industries to deliver the highest quality, timely and compliant background solutions to protect their businesses.

Additionally, we are pleased to expand our leadership abroad with more than 15% of our background screens completed on employees and applicants based outside the U.S. Our internationally driven revenue reached more than $100 million during 2021 and is growing at double digit rates. Our focus for 2022 is on automation and related margin expansion, and I am pleased with our progress to date and look forward to the initial deployments this year. Our guidance for the new year demonstrates the earnings power of our business and the sharp focus of our entire team on creating meaningful long-term shareholder value."
Liquidity and Capital Resources

In connection with our initial public offering, the Company received net proceeds of $393.5 million, after deducting underwriting discounts and commissions and other offering costs payable by the Company. The Company used $215.0 million of the net proceeds for repayment, in full, of its second lien term loan facility and $100.0 million of the net proceeds to repay, in part, its first lien term loan facility. As of December 31, 2021, the Company had approximately $98.2 million in available borrowing capacity under the Revolving Credit Facility, after utilizing approximately $1.8 million for letters of credit.

Unrestricted cash and cash equivalents as of December 31, 2021, totaled $111.0 million.

The Company generated $47.5 million of cash from operations for the year ended December 31, 2021, compared to cash from operations of $16.4 million for the year ended December 31, 2020.

Full-Year Outlook

Based on current expectations, HireRight is providing the Company's initial full-year 2022 outlook as set forth in the table below:

	Estimated Low	Estimated High
	(in thousands, except per share data)
Revenues	$805,000	$820,000
Adjusted net income (1)	$105,000	$115,000
Adjusted EBITDA	$180,000	$190,000
Diluted adjusted EPS (1)	$1.32	$1.45

(1) A reconciliation of the guidance for the Non-GAAP financial measures of Adjusted Net Income and Adjusted EPS in the table above cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on the Company's future Non-GAAP financial measures.

Webcast and Conference Call

Management will discuss fourth quarter 2021 results on a webcast at 2 p.m. (PT) / 5 p.m. (ET) today, Monday, March 21, 2022. The webcast, along with the related presentation materials, may be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events." To listen by phone, please dial 1-855-327-6837 or 1-631-891-4304.

The webcast replay, along with the related presentation materials, can be accessed via HireRight's investor relations website page at ir.hireright.com under "News and Events," and will be available for 90 days. A replay of the call will also be available until midnight on June 20, 2022 by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10016015.

About HireRight

HireRight provides comprehensive background screening, verification, identification, monitoring, and drug and health screening services for more than 40,000 customers across the globe. HireRight offers services via a unified global software and data platform that tightly integrates into its customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2021, HireRight screened over 29 million job applicants, employees and contractors for its customers. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP, or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.

We believe that our non-GAAP financial measures and key metrics provide information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, our non-GAAP financial measures may be defined differently than similar measures used by other companies in our industry, thereby diminishing their utility for comparison purposes.
The non-GAAP financial measures presented in this earnings release are Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted Earnings (Loss) Per Share. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted EBITDA

Adjusted EBITDA represents, as applicable for the period, net income (loss) before provision for income taxes, interest expense, depreciation and amortization expense, equity-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, legal settlement costs outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA is a supplemental financial measure that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:
•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share

In addition to Adjusted EBITDA, management believes that Adjusted Net Income (Loss) is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income (Loss) as net income (loss) adjusted for amortization of acquired intangible assets, equity-based compensation, realized and unrealized gain (loss) on foreign exchange, merger integration expenses, legal settlement costs outside the normal course of business, and other items management believes are not representative of the Company’s core operations, to which we apply an adjusted effective tax rate. Beginning with the fourth quarter of the year ended December 31, 2021, we have incorporated the amortization of acquired intangibles in our definition of Adjusted Net Income (Loss), as it provides for a more direct comparison to our peers. See the footnotes to the table below for a description of certain of these adjustments. We define Adjusted Diluted Earnings (Loss) Per Share as Adjusted Net Income (Loss) divided by the weighted average number of shares outstanding (diluted) for the applicable period. We believe Adjusted Diluted Earnings (Loss) Per Share is useful in helping investors and analysts to better evaluate our per share operating performance across reporting periods and to compare our performance to that of our peer companies.

Safe Harbor Statement

This press release and management's comments on the fourth quarter results conference call mentioned above include forward-looking statements, including statements related to management's outlook for 2022. The forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," and similar expressions. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, the impacts, direct and indirect, of the COVID‐19 pandemic on our business, our consultants and employees, and the overall economy; our ability to maintain our professional reputation and brand name; the fact that our net revenue may be affected by adverse economic conditions; the aggressive competition we face; our heavy reliance on information management systems; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Form 10-K filed with the SEC on March 21, 2022, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Monica.Soladay@HireRight.com

HireRight Holdings Corporation
Consolidated Balance Sheets (Unaudited)

	December 31,
	2021	2020
	(in thousands, except unit, share, and per share data)
Assets
Current assets
Cash and cash equivalents	$111,032	$19,077
Restricted cash	5,182	4,982
Accounts receivable, net of allowance for doubtful accounts of $4,284 and $3,919 at December 31, 2021 and 2020, respectively	142,473	107,800
Prepaid expenses and other current assets	18,583	18,221
Total current assets	277,270	150,080
Property and equipment, net	11,127	17,486
Intangible assets, net	389,483	448,816
Goodwill	819,538	820,032
Other non-current assets	26,344	17,238
Total assets	$1,523,762	$1,453,652
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,688	$24,608
Accrued expenses and other current liabilities	75,294	56,809
Accrued salaries and payroll	29,280	23,125
Derivative instruments, short-term	16,662	18,258
Debt, current portion	8,350	8,350
Total current liabilities	143,274	131,150
Debt, long-term portion	688,683	1,013,397
Derivative instruments, long-term	11,444	35,317
Tax receivable agreement liability	210,639	—
Deferred taxes	14,765	13,567
Other non-current liabilities	9,240	3,334
Total liabilities	1,078,045	1,196,765

Preferred stock, $0.001 par value, authorized 100,000,000 shares; none issued and outstanding as of December 31, 2021	—	—
Class A Units - 57,168,291 issued and outstanding as of December 31, 2020	—	590,711
Common stock, $0.001 par value, authorized 1,000,000,000 shares; 79,392,937 issued and outstanding as of December 31, 2021	79	—
Additional paid in capital	793,382	15,360
Accumulated deficit	(360,364)	(339,061)
Accumulated other comprehensive income (loss)	12,620	(10,123)
Total stockholders’ equity	445,717	256,887
Total liabilities and stockholders’ equity	$1,523,762	$1,453,652

HireRight Holdings Corporation
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Revenues	$198,534	$150,103	$730,056	$540,224

Expenses
Cost of services (exclusive of depreciation and amortization below)	110,839	86,702	406,671	301,845
Selling, general and administrative	58,037	44,996	188,298	173,579
Depreciation and amortization	22,344	18,649	78,357	76,932
Total expenses	191,220	150,347	673,326	552,356
Operating income (loss)	7,314	(244)	56,730	(12,132)

Other expenses
Interest expense	20,141	18,188	74,815	75,118
Other expense, net	407	261	532	889
Total other expenses	20,548	18,449	75,347	76,007
Loss before income taxes	(13,234)	(18,693)	(18,617)	(88,139)
Income tax expense	(268)	448	2,686	3,938
Net loss	$(12,966)	$(19,141)	$(21,303)	$(92,077)

Net loss per share:
Basic	$(0.18)	$(0.33)	$(0.35)	$(1.61)
Diluted	$(0.18)	$(0.33)	$(0.35)	$(1.61)
Weighted average shares outstanding:
Basic	71,661,888	57,168,291	60,821,472	57,168,291
Diluted	71,661,888	57,168,291	60,821,472	57,168,291

HireRight Holdings Corporation
Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2021	2020
	(in thousands)
Cash flows from operating activities
Net loss	$(21,303)	$(92,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	78,357	76,932
Deferred income taxes	1,485	2,903
Amortization of debt issuance costs	4,080	4,036
Amortization of contract assets	3,796	2,984
Stock-based compensation	4,528	3,218
Loss on extinguishment of debt	5,006	—
Other non-cash charges, net	(311)	1,731
Changes in operating assets and liabilities, net of effect of businesses acquired:
Accounts receivable	(35,745)	(10,245)
Prepaid expenses and other current assets	240	1,408
Other non-current assets	(13,375)	(4,181)
Accounts payable	(10,994)	7,767
Accrued expenses and other current liabilities	18,487	12,020
Accrued salaries and payroll	6,156	9,518
Other non-current liabilities	7,067	412
Net cash provided by operating activities	47,474	16,426
Cash flows from investing activities
Purchases of property and equipment	(6,228)	(5,707)
Capitalized software development	(7,809)	(6,403)
Cash paid for acquisitions, net of cash acquired	—	(96)
Net cash used in investing activities	(14,037)	(12,206)
Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	399,044	—
Payment of initial public offering issuance costs	(5,543)	—
Repayments of debt	(323,350)	(8,350)
Borrowings on line of credit	30,000	50,000
Repayments on line of credit	(40,000)	(40,000)
Payments of third-party costs related to debt extinguishment	(164)	—
Payment of capital lease obligations	—	(446)
Payment of contingent consideration	—	(1,000)
Payment of holdbacks	—	(1,188)
Net cash provided by (used in) financing activities	59,987	(984)
Net increase in cash, cash equivalents and restricted cash	93,424	3,236
Effect of exchange rates	(1,269)	(357)
Cash, cash equivalents and restricted cash
Beginning of year	$24,059	$21,180
End of year	$116,214	$24,059
Cash paid for
Interest	$65,530	$71,043
Income taxes	$1,019	$1,131
Supplemental schedule of non-cash investing and financing activities
Recognition of liability under tax receivable agreement	$210,639	$—
Unpaid property and equipment and capitalized software purchases	$1,526	$1,216

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA to our most directly comparable financial measures calculated and presented in accordance with GAAP.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(12,966)	$(19,141)	$(21,303)	$(92,077)
Income tax (benefit) expense	(268)	448	2,686	3,938
Interest expense	20,141	18,188	74,815	75,118
Depreciation and amortization	22,344	18,649	78,357	76,932
EBITDA	29,251	18,144	134,555	63,911
Equity-based compensation	2,035	648	4,528	3,218
Realized and unrealized gain on foreign exchange	299	261	424	889
Merger integration expenses (1)	(623)	800	551	10,055
Technology investments (2)	1,877	—	3,567	—
Other items (3)	9,913	179	16,572	14,855
Adjusted EBITDA	$42,752	$20,032	$160,197	$92,928

(1)Merger integration expenses consist primarily of information technology (“IT”) related costs including personnel expenses, professional and service fees associated with the integration of customers and operations of General Information Services (“GIS”) Group, which commenced in July 2018 and was substantially completed by the end of 2020.

(2) Technology investments represent discovery phase costs associated with various technology initiatives that are intended to achieve greater operational efficiencies.

(3) Other items include (i) exit costs of $8.7 million and $10.2 million associated with certain of our facilities during the three months and year ended December 31, 2021, respectively, and (ii) costs of $0.6 million and $5.0 million related to the preparation of the Company’s initial public offering during the three months and year ended December 31, 2021, respectively. Other items for the three months ended December 31, 2020 primarily include costs related to the preparation of the Company's initial public offering. Other items for the year ended December 31, 2020 include (i) $12.1 million of legal settlement costs associated with a single litigation matter related to a predecessor entity of the Company for a claim dating back to 2009, and (ii) $2.5 million of severance costs incurred in connection with reducing our employee headcount to right-size our business in response to COVID-19 during the year ended December 31, 2020.

The following table sets forth a reconciliation of net loss to Adjusted Net Income (Loss) for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(12,966)	$(19,141)	$(21,303)	$(92,077)
Income tax (benefit) expense	(268)	448	2,686	3,938
Loss before income taxes	(13,234)	(18,693)	(18,617)	(88,139)
Amortization of acquired intangible assets	15,541	15,422	63,059	62,094
Loss on extinguishment of debt (1)	5,170	—	5,170	—
Equity-based compensation	2,035	648	4,528	3,218
Realized and unrealized gain on foreign exchange	299	261	424	889
Merger integration expenses (2)	(623)	800	551	10,055
Technology investments (3)	1,877	—	3,567	—
Other items (4)	10,370	179	17,029	14,855
Adjusted income before income taxes	21,435	(1,383)	75,711	2,972
Adjusted income taxes (5)	(1,218)	1,792	401	3,855
Adjusted Net Income (Loss)	$22,653	$(3,175)	$75,310	$(883)

The following table sets forth the calculation of Adjusted Diluted Earnings Per Share for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Diluted net loss per share	$(0.18)	$(0.33)	$(0.35)	$(1.61)
Income tax (benefit) expense	—	0.01	0.04	0.07
Amortization of acquired intangible assets	0.22	0.27	1.04	1.08
Loss on extinguishment of debt (1)	0.07	—	0.09	—
Equity-based compensation	0.03	0.01	0.07	0.06
Realized and unrealized gain on foreign exchange	—	—	0.01	0.02
Merger integration expenses (2)	(0.01)	0.01	0.01	0.17
Technology investments (3)	0.03	—	0.06	—
Other items (4)	0.14	—	0.28	0.26
Adjusted income taxes (5)	0.02	(0.03)	(0.01)	(0.07)
Adjusted Diluted Earnings Per Share	$0.32	$(0.06)	$1.24	$(0.02)

Weighted average number of shares outstanding - diluted	71,661,888	57,168,291	60,821,472	57,168,291
Options and restricted stock units not included in weighted average number of diluted shares outstanding	—	—	—	—
Weighted average diluted number of shares outstanding	71,661,888	57,168,291	60,821,472	57,168,291

(1)Loss on extinguishment of debt is related to the write off of unamortized deferred financing fees and unamortized original issue discounts in conjunction with the repayment.of the principal on our second lien term loan facility and partial repayment of our first lien term loan facility.
(2)Merger integration expenses consist primarily of IT related costs including personnel expenses, professional and service fees associated with the integration of customers and operations of GIS, which commenced in July 2018 and was substantially completed by the end of 2020.

(3)Technology investments represent discovery phase costs associated with various technology initiatives that are intended to achieve greater operational efficiencies.

(4)Other items include (i) exit costs of $8.7 million and $10.2 million associated with certain of our facilities during the three months and year ended December 31, 2021, respectively, and (ii) costs of $0.6 million and $5.0 million related to the preparation of the Company’s initial public offering during the three months and year ended December 31, 2021, respectively. Other items for the three months ended December 31, 2020 primarily include costs related to the preparation of the Company's initial public offering. Other items for the year ended December 31, 2020 include (i) $12.1 million of legal settlement costs associated with a single litigation matter related to a predecessor entity of the Company for a claim dating back to 2009, and (ii) $2.5 million of severance costs incurred in connection with reducing our employee headcount to right-size our business in response to COVID-19 during the year ended December 31, 2020.

(5)An adjusted effective income tax rate has been determined for each period presented by applying the statutory income tax rates and the provision for deferred income taxes to the pre-tax adjustments, which was used to compute Adjusted Net Income (Loss) for the periods presented.

Key Metrics

The key metrics used to help us evaluate our business, identify trends, and formulate business plans and strategy are described below.

Net Revenue Retention
We measure net revenue retention on a year-to-date basis. Net revenue retention for the year ended December 31, 2021 and 2020 was 136.3% and 83.4%, respectively.

We generally have long standing relationships with our customers as evidenced by the nine-year average tenure of our enterprise customers. The revenue from these customers is highly reoccurring in nature. In addition, our ability to cross sell and expand our services with our existing customers is an important component of our growth strategy. We measure the success of our customer retention and expansion through net revenue retention particularly among our top 1,250 customers who represent approximately 78% of our total revenue. It is calculated as the total revenue derived in the current fiscal period from our top 1,250 customers, as defined by the revenue composition of the period immediately preceding the presented fiscal year, divided by the total revenue derived in the prior fiscal period from the same 1,250 customers. The 1,250 customers used for this metric may vary from period to period, as defined by the revenue composition of the period immediately preceding the presented fiscal year. Net revenue retention increased in the three months ended December 31, 2021 as general client ordering patterns showed a significant volume and product mix improvement over the COVID impacted prior year quarter.
New Business Revenue

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands)
New business revenue	$12,591	$17,702	$42,774	$40,777

In addition to expanding revenue with our existing customer base, adding new customers to our portfolio is an important driver of growth. New business revenue is a measure of our ability to establish new sources of business from customers outside of our existing base of business. New business represents revenue recognized under a new customer contract during the first year of the contract term. We have a sales and sales support staff in nine countries focused on expanding our reach and penetration into new markets and regions. Although new contracts are typically three years in duration, new business revenue is determined over the first year of the contract. Continuing to grow this important metric is critical to the success of our business. New business revenue increased in the three months ended December 31, 2021 compared to the prior year period due to volume and product mix improvement over the COVID impacted prior year quarter.